EXHIBIT 99.1

Media Alert

Woodward, Inc.
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE

CONTACT:	Rose Briani-Burden Business Communications 815-639-6282

Groups Established within Turbine Systems Business Segment
Executive Officer and Corporate Officer Appointed

Fort Collins, Colo., February 14, 2011—Woodward, Inc. (NASDAQ:WWD) announced it established two groups within its Turbine Systems business segment: Aircraft Turbine Systems and Industrial Turbomachinery Systems, effective today.

“Recognizing both our recent market share gains and our anticipated future accelerated growth, we believe this action will provide even more focused leadership for our customers served by our Turbine Systems business segment,” said Thomas A. Gendron, Chairman and Chief Executive Officer.

Leading the Groups
In connection with the formation of these groups, Woodward named Martin V. Glass, 54, as Aircraft Turbine Systems President and James D. Rudolph, 49, as Industrial Turbomachinery Systems President. Mr. Glass and Mr. Rudolph will coordinate their efforts regarding technology and strategy within the broader Turbine Systems business segment.

As a 35-year Woodward veteran, Mr. Glass has served in roles of increasing responsibility and has been instrumental in driving the excellent performance of the Turbine Systems business segment, where he most recently served as President. Mr. Glass holds a bachelor’s degree in Mechanical Engineering Technology from the Milwaukee School of Engineering and an MBA from the Kellogg Graduate School of Management.

Mr. Rudolph, who most recently served as Corporate Vice President, Global Sourcing, joined Woodward in 1984 in engineering. He assumed leadership roles with increasing responsibilities in engineering and global sourcing, where he was instrumental in the globalization of Woodward’s supply chain management across all its business segments. Mr. Rudolph holds a bachelor’s degree in Mechanical Engineering from Colorado State University. In connection with his new position, the Board appointed Mr. Rudolph as an executive officer.

New Corporate Officer Named
Additionally, Woodward named Mr. Matthew F. Taylor, 48, as its Corporate Vice President, Supply Chain, filling the position previously held by Mr. Rudolph. The Board appointed Mr. Taylor as a corporate officer of the company.

Mr. Taylor previously served as Vice President Engine Fluid Systems and Controls CoE (Center of Excellence). Before joining Woodward in 2005, he held management positions at Warner Electric and Eaton Corporation. He earned a bachelor’s degree in Civil Engineering from Michigan State University and a master’s degree in Management from Purdue University.

All changes are effective February 14, 2011. Mr. Rudolph, Mr. Glass, and Mr. Taylor will report to Mr. Gendron.

About Woodward
Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions used in global infrastructure equipment. We serve the aerospace and defense, power generation and distribution, and transportation markets. Our systems and components optimize the performance of commercial aircraft; military aircraft, ground vehicles and other equipment; gas and steam turbines; wind turbines; reciprocating engines; and electrical power systems. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is headquartered in Fort Collins, Colo., USA. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business performance, prospects, and the impact of the groups established within the Turbine Systems business segment reflect current expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements involving risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form 10-K for the year ended September 30, 2010 and any subsequently filed Quarterly Report on Form 10-Q.

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